UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 30549
________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hennessy Advisors, Inc.
(Exact name of registrant as specified in its charter)

California	68-0176227
(State of incorporation or organization)	(I.R.S. employer identification no.)

7250 Redwood Blvd., Suite 200, Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock is incorporated by reference to the information set forth under the heading “Description of Capital Stock—Common Stock” contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-126896) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on July 26, 2005.

Item 2. Exhibits

Pursuant to the Form 8-A Instructions as to Exhibits, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered on this Form 8-A pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hennessy Advisors, Inc.
(Registrant)

By:   /s/ Teresa M. Nilsen
Teresa M. Nilsen
Executive Vice President

Dated: April 22, 2014